UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cleveland-Cliffs Inc published a press release dated December 10, 2006 regarding the appointment of Richard R. Mehan to lead the newly created Cliffs Asia-Pacific business unit in Australia. A similar press release was also filed with the Australian Stock Exchange dated December 11, 2006 as follows:

Mehan to Head Cliffs Asia-Pacific

Cleveland, OH—December 10, 2006–Cleveland-Cliffs Inc ("the Company," "Cliffs") (NYSE: CLF) today announced the appointment of Richard R. Mehan to lead its newly created Cliffs Asia-Pacific business unit. Mehan is currently Managing Director and CEO of Cliffs-controlled Portman Limited, Australia’s third-largest iron ore producer serving the expanding Asian market.

Mehan’s appointment marks the next phase of a business realignment initiative announced by Cleveland-Cliffs in July 2006. The new structure increases efficiencies in Cliffs’ operations by giving individual business units the responsibility of managing their operational activities while receiving support from the Company’s shared service groups. As the new head of Cliffs Asia-Pacific, in conjunction with his continuing oversight and board responsibilities at Portman, Mehan will coordinate identification and execution of mergers and acquisitions.

Cleveland-Cliffs Chief Executive Officer Joseph A. Carrabba commented: "Richard has demonstrated effective leadership at Portman and has extensive hands-on experience in the Asia-Pacific region. We look forward to his added contributions in this new role."

Mehan will be based in Perth, Australia. The search for a new Managing Director of Portman Limited will begin immediately, the Company announced.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in global demand for iron ore by integrated steel producers due to changes in steel utilization rates, consolidation and rationalization, operational factors, and electric furnace production; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.
Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2005, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com.

SOURCE: Cleveland-Cliffs Inc
CONTACT: Media: 1-216-694-4870
Financial Community: 1-800-214-0739, or 1-216-694-5459

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

December 11, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary